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                                                                   Exhibit 3.130




                                     BY-LAWS

                                       OF

                        HANSON NATURAL RESOURCES COMPANY

      A General Partnership Formed Under the Laws of the State of Delaware

                                    ARTICLE I

                             PARTNERSHIP AGREEMENT

                  Section 1. General. The business and affairs of Hanson Natural Resources Company, a general partnership formed under the laws of the State of Delaware (the "Partnership"), formed by the partners thereof (the "Partners"), shall be governed in accordance with the Restated and Amended Partnership Agreement of Hanson Natural Resources Company, dated March 31, 1991, and any amendments thereto (the "Partnership Agreement"). To the extent that the provisions contained in these By-Laws conflict with or contradict the Partnership Agreement, the terms of the Partnership Agreement shall in all cases govern. All terms used in these by-laws shall have the meaning assigned to them in the Partnership Agreement.

                                   ARTICLE II

                                    OFFICES

                  Section 1. Principal Office. The principal place of business of the Partnership shall be at Meadowood II Shopping Center, 2644 Capital Trail, Suite B-l, Newark, Delaware.

                  Section 2. Other Offices. The partnership may also have offices at such other places both within and without the State of Delaware as the Partners may from time to time determine or the business of the Partnership may require.

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                                   ARTICLE III

                                   THE BOARD

                  Section 1. General Powers. Except as reserved to the Partners in the Partnership Agreement, the business and affairs of the Partnership shall be managed by or under the direction of the Board which may exercise all such powers of the Partnership and do all such lawful acts and things as are not by [the Delaware Partnership Act] or by these by-laws directed or required to be exercised or done by the Partners.

                  Section 2. Place of Meetings. The Board of the Partnership may hold meetings, both regular and special, either within or without the State of Delaware. [Meetings of the Board shall be held at the headquarters of the Board or at such place or places as the Board may from time to time determine or as shall be specified in the notice of any such meeting.]

                  Section 3. Regular Meetings. Regular meetings of the Board shall be held without notice at such time and place as the Board from time to time shall determine, provided that the Board shall hold regular meetings at least once each calendar year. [If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting which would otherwise be held on that day shall be held at the same hour on the next succeeding business day.]

                  Section 4. Special Meetings. Special meetings of the Board may be called by Partners on ten days' notice to each member; or the President or the Secretary on written request of two members, unless the Board consists of only one member, in which case a special meeting shall be called by the President or the Secretary on the written request of the sole member.

                  Section 5. Notice of Meetings. Notice of each special meeting of the Board shall be given by the Secretary, if one shall have been elected, or, in the absence of the Secretary, the President as hereinafter provided in this Section 5, in which notice shall be stated the time and place of the meeting. Except as otherwise required by these By-Laws, such notice need not state the purposes of such meeting. Notice of each such meeting shall be mailed, postage prepaid, to each member, addressed to him at his residence or usual place of business, by first class mail, at least [_____] days before the day on which such meeting is to be held, or shall be sent addressed to him at such place by telegraph, cable, telex, telecopier or other similar means, or be delivered to him personally or be given to him by telephone or other similar means, at least [______] days before the time at which such

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meeting is to be held. Notice of any such meeting need not be given to any member who shall, either before or after the meeting, submit a signed waiver of notice or who shall attend such meeting, except when he shall attend for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

                  Section 6. First Meeting. The first meeting of each newly elected Board shall be held at such time and place as shall be fixed by [the Partners], and no notice of such meeting shall be necessary to the newly elected members in order legally to constitute the meeting, provided a quorum shall be present. In the event of the failure of the Board to fix the time or place of such first meeting of the newly elected Board, or in the event such meeting is not held at the time and place so fixed by the Board, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board, or as shall be specified in a written waiver signed by all of the members.

                  Section 7. Number; Election; Term. The number of members of the Board shall be not less than one nor more than fifteen. The first Board shall consist of five (5) members, as set forth in Exhibit A of the Partnership Agreement. Thereafter, within the limits herein specified, the number of members of the Board shall be determined by resolution of the Board. The members of the Board shall be elected by the Partners, except as herein provided, and each member of the Board so elected shall hold office until its successor is elected and qualified.

                  Section 8. Vacancies. Vacancies and newly created memberships resulting from any increase in the authorized number of members may be filled by a majority of the members then in office, or by a sole remaining member of the Board. The member of the Board so chosen shall hold office until its successor is duly elected. If there are no members in office, then an election of members may be held in a manner provided by the Partners. If, at the time of filling any vacancy or any newly created membership, the members then in office shall constitute less than a majority of the whole Board (as constituted immediately prior to any such increase), each Partner may order an election to be held to fill any such vacancy or newly created membership, or to replace a member elected by the members then in office.

                  Section 9. Quorum and Manner of Acting. At all meetings of the Board, a majority of the members shall constitute a guorum for the transaction of business and the act

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of a majority of the members present at any meeting at which there is a quorum shall be the act of the Board, except as may be otherwise specifically provided by General Partnership Law or by the Partnership Agreement. If a quorum shall not be present at any meeting of the Board, the members present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

                  Section 10. Committees. The Board may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the members of the Board. The Board may designate one or more members as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

                  Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise all the powers and authority of the members of the Board in the management of the business and affairs of the corporation and may authorize the seal of the corporation to be affixed to all papers which may require it. No committee shall have the power or authority to amend the Partnership Agreement; to adopt an agreement of merger or consolidation; to sell, lease or exchange all or substantially all of the Partnership's property and assets; to dissolve the Partnership; to revoke a dissolution of the Partnership; or to amend the by-laws of the Partnership. Unless a resolution of the members of the Board or the Partnership Agreement so provides, no committee shall have the power or authority to declare a distribution or to authorize the issuance of Partnership shares or to adopt a certificate of ownership and merger. A committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board.

                  Each committee shall keep regular minutes of its meetings and report the same to the Board when required.

                  Section 11. Resignations. Any member of the Board may resign at any time by giving written notice of his resignation to the Partnership. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

                  Section 12. Removal of Members. Any member may be removed, either with or without cause, at any time, by the Partners.

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                  Section 13. Compensation. The Partners shall have the
exclusive authority to fix the compensation, including fees and reimbursement of expenses, of members for services to the Partnership in any capacity.

                  Section 14. Action by Consent. Unless restricted by the Partnership Agreement or these by-laws, any action required or permitted to be taken by the Board or any committee thereof may be taken without a meeting if all of the members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the Board or committee.

                  Section 15. Telephonic Meetings. Unless restricted by the Partnership Agreement or these by-laws, any one or more members of the Board or a committee may participate in a meeting of the Board or a committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation by such means shall constitute presence in person at a meetings.

                  Section 16. Minutes of the Board Meetings. The Board shall cause written minutes to be prepared of all action taken by the Board and shall deliver a copy thereof, with a summary of the papers submitted at any Partnership Committee meeting, to each member of the Board and to the Partners within 15 days thereafter.

                  Section 17. Compensation of Members. Unless otherwise restricted by the Partnership Agreement or these by-laws, the Board shall have the authority to fix the compensation of members. The members may be paid their expenses, if any, for attending a meeting of the Board and, in addition, may be paid a fixed sum for attending each meeting of the Board or a stated salary as a member of the Board. No such payment shall preclude any member of the Board from serving the Partnership in any other capacity and receiving compensation therefor. Members of special or standing committees may be paid like compensation for attending committee meetings.

                  Section 18. Removal of Members. Unless otherwise restricted by the certificate of incorporation or by law, any member or the entire Board may be removed, with or without cause, by the holders of a majority of shares entitled to vote at an election of members.

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                                   ARTICLE IV

                                    NOTICES

                  Section 1. General. Whenever, under the provisions of the General Partnership Law or of the Partnership Agreement or of these by-laws, notice is required to be given to any member of the Board, such notice shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such member of the Board or Partner, at its address as it appears on the records of the Partnership, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to members may also be given by telegram.

                  Section 2. Waiver of Notice. Whenever any notice is required to be given under the provisions of the General Partnership Law or of these by-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                    ARTICLE V

                                    OFFICERS

                  Section 1. Appointment of Officers. The officers of the corporation shall be chosen by the Board and shall be a President, a Vice-President, a Secretary and a Treasurer. The board may also choose additional Vice-Presidents, and one or more Assistant Secretaries and Assistant Treasurers. 'Any number of offices may be held by the same person, unless the Partnership Agreement or these by-laws otherwise provide.

                  Section 2. Date of Appointment. The Board at its first meeting after [_______] shall choose a President, one or more Vice-Presidents, a Secretary and a Treasurer.

                  Section 3. Other Officers. The Board may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

                  Section 4. Salaries. The salaries of all officers and agents of the Partnership shall be fixed by the Board.

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                  Section 5. Term; Removal; Vacancy. An officer of the
Partnership shall hold office until its successor has been chosen and has qualified[?]. Any officer elected or appointed by the Board may be removed at any time by the affirmative vote of a majority of the Board. Any vacancy occurring in. any office of the corporation shall be filled by the Board.

                  Section 6. CEO. The President shall be the chief executive officer of the Partnership, preside at all meetings of the Partners and the Board, have general and active management of the business of the Partnership and see to it that all orders and resolutions of the Board are carried out.

                  Section 7. President. The President shall execute bonds, mortgages and other contracts requiring a seal except where required or permitted by law to be otherwise signed and executed, unless the Board resolves that some other officer or agent of the Partnership shall have the authority to sign and execute such document or documents.

                  Section 8. Vice-President. [At the request of the President, or] in the absence of the President or in the event of the President's inability or refusal to act, the Vice-President (or, in the event there is more than one Vice-President, the Vice-Presidents in the order designated by the Board, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice-Presidents shall perform such other duties and have such other powers as the Board may from time to time prescribe.

                  Section 9. Secretary. The Secretary shall attend all meetings of the Board of the Partners and record all the proceedings of the meetings of the Board and of the Partnership in a book to be kept for that purpose. The Secretary shall perform like duties for the committees. The Secretary shall give, or cause to be given, notice of all meetings of the Partners and special meetings of the Board. The Secretary shall perform such other duties as may be prescribed by the Board or President. The Secretary shall be under the President's supervision. The Secretary shall have custody of the seal of the Partnership and the Secretary, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it and to attest to it, when it is so affixed, by its signature or by the signature of such Assistant Secretary. The Board may give general authority to any other officer to affix the seal of the Partnership and to attest the seal, when it is so affixed, by its signature.

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                  Section 10. Assistant Secretary. In the absence of the
Secretary or in the event of the Assistant Secretary's inability or refusal to act, the Assistant Secretary (or if there is more than one, the Assistant Secretaries in the order determined by the Board, or if there be no such determination, then in the order of their election) shall, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board may from time to time prescribe.

                  Section 11. Treasurer. The Treasurer shall have charge and custody of, and be responsible for, all of the funds and securities of the Partnership; keep full and accurate accounts of receipts and disbursements in books belonging to the Partnership; deposit all moneys and other valuables in the name and to the credit of the Partnership in such depositories as may be designated by the Board [or pursuant to its direction]; disburse the funds of the Partnership as may be prescribed by the Board [and supervise the investments of its funds], taking proper vouchers for such disbursements; and render to the President and the Board, at its regular meetings, or whenever the Board so requires, an account of all its transactions as Treasurer and of the financial condition of the Partnership.

                  Section 12. Treasurer's Bond. If the Board so requires, the Treasurer shall give the Partnership a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the Board for the faithful performance of the duties of its office and for the restoration to the Partnership, in case of the Treasurer's death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property belonging to the Partnership of whatever kind in the Treasurer's possession or under the Treasurer's control.

                  Section 13. Assistant Treasurer. In the absence of the Treasurer or in the event of his inability or refusal to act, the Assistant Treasurer (or if there shall be more than one, the Assistant Treasurers in the order determined by the Board, or if there by no such determination, then in the order of their election) shall, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board may from time to time prescribe.

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                                   ARTICLE VI

                               GENERAL PROVISIONS

                  Section 1. Annual Statement. The Board shall present at each annual meeting, and at any special meeting of the Board when called for by the Partners, a full and clear statement of the business and condition of the Partnership.

                  Section 2. Checks, Notes, Drafts, Etc. All checks, notes, drafts or other orders for the payment of money of the Partnership shall be signed, endorsed or accepted in the name of the Partnership by such officer or officers as are set forth in the Partnership Agreement as the Board [or an officer or officers authorized by the Board] may from time to time designate.

                  Section 3. Fiscal Year. The fiscal year of the Partnership shall be fixed by resolution of the Board[, unless the Partnership Agreement provides therefor].

                  Section 4. Seal. The Partnership seal shall have inscribed on the seal the name of the Partnership. The seal may be used by causing it, or a facsimile thereof, to be impressed on or affixed to or otherwise reproduced on any paper, document or otherwise.

                                   ARTICLE VII

                                INDEMNIFICATION

                  Section 1. The Partnership shall indemnify its officers, members of the Board, employees and agents to the extent permitted by the General Corporation Law of Delaware and each Partners' By-Laws.

                                  ARTICLE VIII

                                   AMENDMENTS

                  Section 1. These by-laws may be altered, amended or repealed, and new by-laws may be adopted, by the Partners or by the Board at any regular or special meeting of the Partners or of the Board, if notice of such alteration, amendment, repeal or adoption of new by-laws shall have been contained in the notice of such special meeting. The power to alter, amend or repeal by-laws and to adopt new by-laws may be conferred upon the Board by the Partnership Agreement; provided, however, it shall not divest or limit the power of the Partners to alter, amend or repeal by-laws and to adopt new by-laws.

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                            UNANIMOUS WRITTEN CONSENT
                 IN LIEU OF A MEETING OF THE BOARD OF DIRECTORS
                                       OF
                        HANSON NATURAL RESOURCES COMPANY

         The undersigned, being all of the Directors of Hanson Natural Resources Company, a Delaware General Partnership (the "Partnership"), hereby consent to the adoption of the following resolution:

                 APPROVAL OF A CHANGE TO THE NAME OF THE COMPANY
                                       TO
                      "PEABODY NATURAL RESOURCES COMPANY".

         RESOLVED that from and after May 16, 1997, the name of the Company shall be changed from Hanson Natural Resources Company to Peabody Natural Resources Company. The President and Vice Presidents of the Company shall do all things and take all actions necessary or convenient to effectuate this change.

         By signing this consent, the undersigned acknowledges waiver of notice of time, place and purpose of the meeting of the Board of Directors and agrees to the transaction of the business of the meeting by unanimous written consent of the Directors in lieu of such meeting.

         IN WITNESS WHEREOF, the undersigned has executed this Consent effective as of May 16, 1997.

 /s/ W. H. Carson                                          /s/ G. J. Holway
 ----------------                                          -----------------
     W. H. Carson                                              G. J. Holway

                               /s/ Peter B. Lilly
                               ------------------
                                   Peter B. Lilly